Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 12

APRIL 24, 2017	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS FIRST QUARTER EARNINGS & ANNOUNCES CASH DIVIDEND INCREASE
Jasper, Indiana: April 24, 2017 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has achieved strong first quarter 2017 earnings, posting net income of $9.6 million, or $0.42 per share. On a comparative per share basis, this level of quarterly earnings reflected approximately a 68% increase over reported net income of $5.1 million, or $0.25 per share, in the first quarter of 2016, and a slight decline of 5% from the fourth quarter 2016 net income of $10.1 million, or $0.44 per share. The Company’s first quarter 2016 reported net income was inclusive of one month’s operations of River Valley Bancorp, following completion of the merger transaction on March 1, 2016, and reflected merger related costs totaling approximately $3.9 million, or $2.5 million on an after tax basis, representing approximately $0.12 per share. All per share data in this release has been adjusted for and is reflective of the effect of the three-for-two stock split distributed on April 21, 2017.
First quarter 2017 performance was positively impacted by an increased level of tax equivalent net interest margin of 3.86% in the current quarter compared to 3.77% in the fourth quarter of 2016 and 3.63% in the first quarter of 2016. The Company’s net interest margin during the first quarter of 2017 benefited from the increase in general market interest rates during the fourth quarter of 2016 and the first quarter of 2017, as well as from an increased level of accretion of loan discounts on acquired loans. Additionally, on a year-over-year comparison, end of period loans outstanding as of March 31, 2017 increased by approximately 4% from the level of loans outstanding on March 31, 2016, with a similar 4% increase in total deposits between the two periods. End of period loans and deposits for both the first quarter of 2017 and the first quarter of 2016 were inclusive of the balances acquired from River Valley Bancorp on March 1, 2016.
Commenting on the Company’s continued strong financial performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We’re pleased that our strong financial performance continued during the first quarter of 2017. One of the positive factors during the first quarter was the expansion of our net interest margin. Having operated in a historically low level of general market interest rates during most of the past decade, it is very encouraging to see this indication that recent upward movements in market interest rates had a positive impact on our margins. While loans outstanding reflected a modest decline in the quarter, this was largely related to normal seasonality within our portfolio of agricultural loans. We are also encouraged relative to the indications of potential future loan demand, as we’re seeing greater optimism from our small business clients and prospective clients. We believe our strong first quarter results places us in a position to continue to deliver upon our commitment of customer service excellence to our many consumer and business clients throughout our Southern Indiana market area."

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 12

The Company also announced an increase in the level of its regular quarterly cash dividend, reflective of the three-for-two stock split distributed on April 21, 2017. Its Board of Directors declared a regular quarterly cash dividend of $0.13 per share, which will be payable on May 20, 2017 to shareholders of record as of May 10, 2017. This level of regular quarterly cash dividend represents approximately an 8% increase, on a stock split adjusted basis, above the Company’s quarterly cash dividend level paid in the prior year.
Balance Sheet Highlights

Total assets for the Company decreased to $2.933 billion at March 31, 2017, representing a decline of $22.9 million, or 3% on an annualized basis, compared with December 31, 2016 and an increase of $66.4 million compared with March 31, 2016.

March 31, 2017 total loans declined $6.5 million, or 1% on an annualized basis, compared with December 31, 2016 and increased $68.3 million, or 4%, compared with March 31, 2016. The modest decline during the first quarter of 2017 was largely related to a seasonal decline in agricultural loans of approximately $10.5 million, or 14% on annualized basis.

End of Period Loan Balances	3/31/2017	12/31/2016	3/31/2016
(dollars in thousands)

Commercial & Industrial Loans	$450,501	$457,372	$448,569
Commercial Real Estate Loans	865,717	856,094	812,565
Agricultural Loans	292,615	303,128	275,938
Consumer Loans	194,290	193,520	174,005
Residential Mortgage Loans	183,806	183,290	207,561
	$1,986,929	$1,993,404	$1,918,638

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 12

Non-performing assets totaled $5.9 million at March 31, 2017 compared to $4.0 million of non-performing assets at December 31, 2016 and $7.1 million at March 31, 2016. Non-performing assets represented 0.20% of total assets at March 31, 2017 compared to 0.14% of total assets at December 31, 2016 and 0.25% of total assets at March 31, 2016. Non-performing loans totaled $5.7 million at March 31, 2017 compared to $3.8 million at December 31, 2016 and $6.8 million of non-performing loans at March 31, 2016. Non-performing loans represented 0.29% of total loans at March 31, 2017 compared to 0.19% at December 31, 2016 and 0.35% at March 31, 2016. The increase in non-performing assets and non-performing loans during the first quarter of 2017 compared with December 31, 2016 levels was attributable to a single commercial real estate credit relationship that was placed on non-accrual status and a single agricultural relationship that was more than 90 days past due at quarter-end.

Non-performing Assets
(dollars in thousands)
	3/31/2017	12/31/2016	3/31/2016
Non-Accrual Loans	$4,510	$3,793	$6,592
Past Due Loans (90 days or more)	1,183	2	168
Total Non-Performing Loans	5,693	3,795	6,760
Other Real Estate	208	242	343
Total Non-Performing Assets	$5,901	$4,037	$7,103

Restructured Loans	$28	$28	$122

The Company’s allowance for loan losses totaled $15.2 million at March 31, 2017 compared to $14.8 million at December 31, 2016 and $15.2 million at March 31, 2016. The allowance for loan losses represented 0.76% of period-end loans at March 31, 2017 compared with 0.74% of period-end loans at December 31, 2016 and 0.79% of period-end loans at March 31, 2016. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $9.2 million as of March 31, 2017, $10.0 million at December 31, 2016 and $13.3 million at March 31, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 12

Total deposits declined $23.1 million, or 4% on an annualized basis, as of March 31, 2017 compared with December 31, 2016 and increased $85.9 million, or 4%, compared with March 31, 2016.

End of Period Deposit Balances	3/31/2017	12/31/2016	3/31/2016
(dollars in thousands)

Non-interest-bearing Demand Deposits	$572,874	$571,989	$507,567
IB Demand, Savings, and MMDA Accounts	1,389,763	1,399,381	1,310,089
Time Deposits < $100,000	206,171	207,824	244,718
Time Deposits > $100,000	157,664	170,357	178,240
	$2,326,472	$2,349,551	$2,240,614

Results of Operations Highlights – Quarter ended March 31, 2017

Net income for the quarter ended March 31, 2017 totaled $9,556,000, or $0.42 per share, which represented a decline of approximately 5% on a per share basis compared with the fourth quarter 2016 net income of $10,065,000, or $0.44 per share, and represented an increase of approximately 68% on a per share basis compared with the first quarter 2016 net income $5,146,000, or $0.25 per share. The first quarter of 2016 results of operations included one month's operations of River Valley Bancorp and were significantly impacted by merger related charges associated with the closing of the River Valley transaction which was effective March 1, 2016. These merger related charges totaled approximately $3,884,000, or $2,448,000 on an after tax basis, which represented approximately $0.12 per share during the first quarter of 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 12

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2017			December 31, 2016			March 31, 2016

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$12,554	$27	0.88%	$19,738	$12	0.24%	$20,377	$17	0.34%
Securities	731,871	5,834	3.19%	737,619	5,582	3.03%	696,175	4,926	2.83%
Loans and Leases	1,974,846	22,440	4.60%	2,004,983	22,734	4.51%	1,694,643	18,755	4.45%
Total Interest Earning Assets	$2,719,271	$28,301	4.20%	$2,762,340	$28,328	4.09%	$2,411,195	$23,698	3.95%

Liabilities
Demand Deposit Accounts	$557,912			$559,597			$467,516
IB Demand, Savings, and
MMDA Accounts	$1,385,347	$738	0.22%	$1,412,399	$708	0.20%	$1,143,434	$464	0.16%
Time Deposits	401,155	705	0.71%	412,151	675	0.65%	400,353	691	0.69%
FHLB Advances and Other Borrowings	226,786	865	1.55%	217,033	829	1.52%	243,030	741	1.23%
Total Interest-Bearing Liabilities	$2,013,288	$2,308	0.47%	$2,041,583	$2,212	0.43%	$1,786,817	$1,896	0.43%

Cost of Funds			0.34%			0.32%			0.32%
Net Interest Income		$25,993			$26,116			$21,802
Net Interest Margin			3.86%			3.77%			3.63%

During the quarter ended March 31, 2017, net interest income totaled $24,725,000 representing a decline of $164,000, or 1%, from the quarter ended December 31, 2016 net interest income of $24,889,000 and an increase of $3,941,000, or 19%, compared with the quarter ended March 31, 2016 net interest income of $20,784,000.

The tax equivalent net interest margin for the quarter ended March 31, 2017 was 3.86% compared with 3.77% in the fourth quarter of 2016 and 3.63% in the first quarter of 2016. Accretion of loan discounts on acquired loans contributed approximately 17 basis points to the net interest margin on an annualized basis in the first quarter of 2017, 13 basis points in the fourth quarter of 2016, and 6 basis points in the first quarter of 2016.

During the quarter ended March 31, 2017, the Company recorded a provision for loan loss of $500,000 compared with no provision for loan loss during the fourth quarter of 2016 and a provision of $850,000 in the first quarter of 2016. The increased level of provision during the first quarter of 2017 compared with the fourth quarter of

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 12

2016 was primarily related to the down-grade of a single commercial real estate relationship to non-accrual status and two agricultural relationships down-graded during the first quarter of 2017 from pass graded credits to special mention credits. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended March 31, 2017, non-interest income totaled $8,188,000, a decline of 2% compared with the quarter ended December 31, 2016, and an increase of $971,000, or 13%, compared with the first quarter of 2016.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2017	12/31/2016	3/31/2016
(dollars in thousands)

Trust and Investment Product Fees	$1,243	$1,209	$1,021
Service Charges on Deposit Accounts	1,484	1,594	1,233
Insurance Revenues	2,640	1,748	2,727
Company Owned Life Insurance	254	278	215
Interchange Fee Income	1,023	1,001	788
Other Operating Income	857	1,222	513
Subtotal	7,501	7,052	6,497
Net Gains on Loans	687	752	720
Net Gains on Securities	—	553	—
Total Non-interest Income	$8,188	$8,357	$7,217

Insurance revenues increased $892,000, or 51%, during the quarter ended March 31, 2017, compared with the fourth quarter of 2016 and declined $87,000, or 3%, compared with the first quarter of 2016. The increase during the first quarter of 2017 compared with the fourth quarter of 2016 was due to increased contingency revenue. Contingency revenue during the first quarter of 2017 totaled $992,000 compared with no contingency revenue during the fourth quarter of 2016 and $1,113,000 during the first quarter of 2016. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Other operating income decreased $365,000, or 30%, during the quarter ended March 31, 2017 compared with the fourth quarter of 2016 and increased $344,000, or 67%, compared with the first quarter of 2016. The

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 12

decline in the first quarter of 2017 compared with the fourth quarter of 2016 was primarily related to a gain on the disposition of a new markets tax credit limited partnership that occurred during the fourth quarter of 2016. The increase in the first quarter of 2017 compared with the first quarter of 2016 was largely attributable to increased fees associated with swap transactions with loan customers and was also attributable to the River Valley transaction.

The Company realized no gains on sales of securities during the first quarter of 2017 compared with a net gain on the sale of securities of $553,000 in the fourth quarter of 2016 and no gains during the first quarter of 2016.

During the quarter ended March 31, 2017, non-interest expense totaled $19,036,000, a decline of $319,000, or 2%, compared with the quarter ended December 31, 2016, and a decline of $1,204,000, or 6%, compared with the first quarter of 2016. During the first quarter of 2016, the Company recorded costs related to the River Valley merger transaction that totaled $3,884,000.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2017	12/31/2016	3/31/2016
(dollars in thousands)

Salaries and Employee Benefits	$11,444	$11,604	$11,601
Occupancy, Furniture and Equipment Expense	2,182	2,229	1,887
FDIC Premiums	239	111	328
Data Processing Fees	1,011	1,079	2,165
Professional Fees	803	797	1,318
Advertising and Promotion	778	797	544
Intangible Amortization	253	262	208
Other Operating Expenses	2,326	2,476	2,189
Total Non-interest Expense	$19,036	$19,355	$20,240

Salaries and benefits declined $160,000, or 1%, during the quarter ended March 31, 2017 compared with the fourth quarter of 2016 and declined $157,000, or 1%, compared with the first quarter of 2016. The decline in salaries and benefits during the first quarter of 2017 compared with the fourth quarter of 2016 was attributable to a reduced level of incentive compensation expense partially offset by higher levels of health insurance costs and retirement plan costs. The decline in the first quarter of 2017 compared with the first quarter of 2016 was primarily attributable to the settlement of various employment and benefit arrangements related to the River

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 12

Valley merger in the first quarter of 2016, partially offset by having River Valley's operations included for a full quarter in 2017 as compared to one month in 2016.

Data processing fees declined $68,000, or 6%, in the first quarter of 2017 compared with the fourth quarter of 2016 and declined $1,154,000, or 53%, compared with the first quarter of 2016. The decline during the first quarter of 2017 compared with first quarter of 2016 was primarily related to expenses totaling $1,198,000 associated with the acquisition of River Valley that were incurred during the first quarter of 2016.

Professional fees were relatively stable in the first quarter of 2017 compared with the fourth quarter of 2016 and declined $515,000, or 39%, compared to the first quarter of 2016. The decline during the first quarter of 2017 compared with first quarter of 2016 was primarily related to expenses totaling $599,000 associated with the acquisition of River Valley that were incurred during the first quarter of 2016.

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 51 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 12

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2017	December 31, 2016	March 31, 2016
ASSETS
Cash and Due from Banks	$30,151	$48,467	$34,734
Short-term Investments	7,288	16,349	14,312
Interest-bearing Time Deposits with Banks	—	—	1,992
Investment Securities	726,352	709,786	715,611

Loans Held-for-Sale	6,856	15,273	8,700

Loans, Net of Unearned Income	1,983,572	1,989,955	1,914,948
Allowance for Loan Losses	(15,166)	(14,808)	(15,161)
Net Loans	1,968,406	1,975,147	1,899,787

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	49,718	48,230	47,617
Goodwill and Other Intangible Assets	56,849	56,893	57,359
Other Assets	74,476	72,801	73,567
TOTAL ASSETS	$2,933,144	$2,955,994	$2,866,727

LIABILITIES
Non-interest-bearing Demand Deposits	$572,874	$571,989	$507,567
Interest-bearing Demand, Savings, and Money Market Accounts	1,389,763	1,399,381	1,310,089
Time Deposits	363,835	378,181	422,958
Total Deposits	2,326,472	2,349,551	2,240,614

Borrowings	241,358	258,114	278,698
Other Liabilities	24,098	18,062	25,777
TOTAL LIABILITIES	2,591,928	2,625,727	2,545,089

SHAREHOLDERS' EQUITY
Common Stock and Surplus	187,300	187,005	185,930
Retained Earnings	156,322	149,666	127,867
Accumulated Other Comprehensive Income (Loss)	(2,406)	(6,404)	7,841
TOTAL SHAREHOLDERS' EQUITY	341,216	330,267	321,638

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,933,144	$2,955,994	$2,866,727

END OF PERIOD SHARES OUTSTANDING (2)	22,929,417	22,904,157	22,896,229

TANGIBLE BOOK VALUE PER SHARE (1) (2)	$12.40	$11.94	$11.54

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.
(2) As Adjusted for the 3 for 2 Stock Split.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
INTEREST INCOME
Interest and Fees on Loans	$22,262	$22,557	$18,664
Interest on Short-term Investments and Time Deposits	27	12	17
Interest and Dividends on Investment Securities	4,744	4,532	3,999
TOTAL INTEREST INCOME	27,033	27,101	22,680

INTEREST EXPENSE
Interest on Deposits	1,443	1,383	1,155
Interest on Borrowings	865	829	741
TOTAL INTEREST EXPENSE	2,308	2,212	1,896

NET INTEREST INCOME	24,725	24,889	20,784
Provision for Loan Losses	500	—	850
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,225	24,889	19,934

NON-INTEREST INCOME
Net Gain on Sales of Loans	687	752	720
Net Gain on Securities	—	553	—
Other Non-interest Income	7,501	7,052	6,497
TOTAL NON-INTEREST INCOME	8,188	8,357	7,217

NON-INTEREST EXPENSE
Salaries and Benefits	11,444	11,604	11,601
Other Non-interest Expenses	7,592	7,751	8,639
TOTAL NON-INTEREST EXPENSE	19,036	19,355	20,240

Income before Income Taxes	13,377	13,891	6,911
Income Tax Expense	3,821	3,826	1,765

NET INCOME	$9,556	$10,065	$5,146

BASIC EARNINGS PER SHARE (1)	$0.42	$0.44	$0.25
DILUTED EARNINGS PER SHARE (1)	$0.42	$0.44	$0.25

WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,908,648	22,887,567	20,887,284
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,908,648	22,887,567	20,893,399

(1) As Adjusted for the 3 for 2 Stock Split.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2017	2016	2016
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.31%	1.36%	0.81%
	Annualized Return on Average Equity	11.39%	11.90%	7.39%
	Net Interest Margin	3.86%	3.77%	3.63%
	Efficiency Ratio (1)	55.69%	56.15%	69.75%
	Net Overhead Expense to Average Earning Assets (2)	1.60%	1.59%	2.16%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.03%	0.07%	0.03%
	Allowance for Loan Losses to Period End Loans	0.76%	0.74%	0.79%
	Non-performing Assets to Period End Assets	0.20%	0.14%	0.25%
	Non-performing Loans to Period End Loans	0.29%	0.19%	0.35%
	Loans 30-89 Days Past Due to Period End Loans	0.37%	0.36%	0.34%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,926,095	$2,970,408	$2,556,431
	Average Earning Assets	$2,719,271	$2,762,340	$2,411,195
	Average Total Loans	$1,974,846	$2,004,983	$1,694,643
	Average Demand Deposits	$557,912	$559,597	$467,516
	Average Interest Bearing Liabilities	$2,013,288	$2,041,583	$1,786,817
	Average Equity	$335,586	$338,270	$278,483

	Period End Non-performing Assets (3)	$5,901	$4,037	$7,103
	Period End Non-performing Loans (4)	$5,693	$3,795	$6,760
	Period End Loans 30-89 Days Past Due (5)	$7,337	$7,109	$6,562

	Tax Equivalent Net Interest Income	$25,993	$26,116	$21,802
	Net Charge-offs during Period	$143	$346	$128

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.